Exhibit 4.1

SPECIMEN UNIT CERTIFICATE

NUMBER	UNITS
U-
KRD.U

SEE REVERSE FOR
CERTAIN
DEFINITIONS

K ROAD ACQUISITION CORPORATION

CUSIP 482666 203

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT
TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT
is the owner of	Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $.0001 per share (“Common Stock”), of K ROAD ACQUISITION CORPORATION, a Delaware corporation (the “Company”), and one warrant (the “Warrant”). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $7.50 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) the Company’s completion of an acquisition through a merger, capital stock exchange, asset acquisition stock purchase, reorganization, exchangeable share transaction or other similar business combination (each a “Business Combination”) with a target business or (ii) [                  ], 2009 [ONE YEAR FROM THE DATE OF THE FINAL PROSPECTUS RELATING TO THE COMPANY’S INITIAL PUBLIC OFFERING], and will expire unless exercised before 5:00 p.m., New York City Time, on [----], 2012 [FOUR YEARS FROM THE DATE OF THE FINAL PROSPECTUS RELATING THE COMPANY’S INITIAL PUBLIC OFFERING], or earlier upon redemption or liquidation of the Company’s trust account at [J.P. Morgan Chase Bank NA] maintained by Continental Stock Transfer & Trust Company acting as Trustee (the “Expiration Date”).

The Common Stock and Warrant comprising the Units represented by this certificate are not separately transferable prior to the fifth (5th) business day following the earlier to occur of: (i)  the expiration of the underwriters’ over-allotment option, (ii) its exercise in full, or (iii) the announcement by the representatives of the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option, provided, however, in no event will the Common Stock and Warrants begin to trade separately until the Company files a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of its initial public offering and issues a press release announcing when such separate trading will begin.

The terms of the Warrants are governed by a Warrant Agreement, dated as of [             ], 2008, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York, 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

[K ROAD ACQUISIITON CORPORATION]

COUNTERSIGNED AND REGISTERED:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
TRANSFER AGENT AND REGISTRAR
BY:
AUTHORIZED OFFICER

By

(SIGNATURE)
CHIEF EXECUTIVE OFFICER

(SEAL)

(SIGNATURE)
SECRETARY

[REVERSE OF CERTIFICATE]

K ROAD ACQUISITION CORPORATION

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.  This certificate and the Units represented hereby are issued and shall be held subject to the terms and conditions applicable to the securities underlying and comprising the Units, including, as applicable, the Certificate of Incorporation and all amendments thereto, the Warrant Agreement and resolutions of the Board of Directors providing for the issue of Securities (copies of which may be obtained from the secretary of the corporation), to all of which the holder(s) of this certificate by acceptance hereof assets.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common

TEN ENT – as tenants by the entireties

JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT– Custodian
(Cust)	(Minor)
under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received                                                        , hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE(S)

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

Units represented by the within Certificate, and hereby irrevocably constitute(s) and appoint(s)

Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated:

Notice:   The signature(s) to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder(s) of this certificate shall be entitled to receive a pro-rata portion of funds from the trust account only in the event that the Company is liquidated because it does not consummate a Business Combination, or if the holder(s) seek(s) to convert his, her or its respective shares into cash in connection with a proposed extension of the Company’s existence to [    ], 2010 [THIRTY MONTHS FROM THE DATE OF THE FINAL PROSPECTUS RELATING TO THE COMPANY’S INITIAL PUBLIC OFFERING] if he, she or it voted against it and the extended period is approved and an amendment to our amended and restated certificate of incorporation effecting the extended period is filed with the Delaware Secretary of State, or a Business Combination which he, she or it voted against and which is actually completed by the Company. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.